UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Lincoln Street Worcester, Massachusetts	06153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange
6.35% Subordinated Debentures due 2053	THGA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 20, 2020, The Hanover Insurance Group, Inc. (the “Company”) caused notices to be issued to the holders of its 6.35% Subordinated Debentures due 2053 (CUSIP No. 410867 204; NYSE: THGA) (the “Debentures”) regarding the Company’s exercise of its option to redeem in full the Debentures pursuant to Article 11 of the Indenture dated as of March 20, 2013, between the Company and U.S. Bank National Association, as trustee, and Section 3.06 of the First Supplemental Indenture dated as of March 27, 2013. The Company will redeem all $175,000,000 aggregate principal amount of outstanding Debentures on September 19, 2020 (the “Redemption Date”). The Debentures will be redeemed at 100% of their principal amount, plus accrued and unpaid interest thereon from June 30, 2020, through, but excluding, the Redemption Date. U.S. Bank National Association, One Federal St, Boston, MA 02110 will act as paying agent. A copy of the redemption notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Redemption of 6.35% Subordinated Debentures due 2053

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Dennis F. Kerrigan
Name:	Dennis F. Kerrigan
Title:	Executive Vice President and Chief Legal Officer

Date: August 20, 2020